Exhibit F


                               Balch & Bingham LLP
                       1901 Sixth Avenue North, Suite 2600
                            Birmingham, Alabama 35203
                                 (205) 251-8100


                                 March 17, 2004



Securities and Exchange Commission
Washington, D.C.

         Re:      Statement on Form U-1 of
                  The Southern Company (the "Company")

Ladies and Gentlemen:

         We are familiar with the statement on Form U-1 referred to above relating to (i) the Outside Directors Stock Plan for The Southern Company and its Subsidiaries (the "Plan") and (ii) the solicitation of proxies from the Company's stockholders in connection with the Plan, and we are familiar with the proceedings relating thereto.

         We are of the opinion that the Company is a validly organized and duly existing corporation under the laws of the State of Delaware and that, upon the issuance of your order or orders permitting such statement on Form U-1 to become effective, upon the adoption of an appropriate resolution by the stockholders of the Company, upon compliance with the Securities Act of 1933, as amended, and with such State securities or "blue sky" laws as may be applicable, and upon the proposed transactions being consummated in accordance with such statement on Form U-1 and such order or orders and in accordance with the Plan:

         (a) all State laws applicable to the proposed transactions will have been complied with;

         (b) the common stock, par value $5.00 per share, of the Company proposed to be issued pursuant to the Plan will be validly issued, fully paid and nonassessable and the holders of such common stock will be entitled to the rights and privileges appertaining thereto set forth in the Certificate of Incorporation of the Company, as amended; and

         (c) the consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by the Company or any associate company thereof.

         We hereby consent to the filing of this opinion as an exhibit to the above-mentioned statement on Form U-1.

                                                   Very truly yours,

                                                  /s/Balch & Bingham LLP